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                                  [RJR logo]




                   __________________________________________

                   __________________________________________

                           Presentation To Stockholders
                 Regarding The Revocation Of Consent Solicitation
                          By RJR Nabisco Holdings Corp.


                              In Opposition To The
                              Consent Solicitation
                               By Brooke Group Ltd.







         [RJR logo]            RJR NABISCO HOLDINGS CORP.
         ______________________________________________________________


                               Table Of Contents


         Section I     Overview

         Section II    Three Basic Criteria For A Spin-Off

         Section III   LeBow/Icahn Inflated Stock Price Claims

         Section IV    LeBow/Icahn Inflated Spin-Off Valuation

         Section V     The Non-Existent "LeBow Premium"

         Section VI    RN Operating Perspectives

         Section VII   LeBow/Icahn's Irrelevant Spin-off Examples

         Section VIII  Views of Prominent Tobacco Analysts

         Section IX    LeBow/Icahn's Real Agenda

         Section X     LeBow/Icahn's Proposed By-Law Amendments

         Section XI    Who Are LeBow And Icahn?

         Section XII   Conclusion




















                                    Section I










                                     OVERVIEW



























         [RJR Logo]                 OVERVIEW





         RJR NABISCO OPPOSES THE CONSENT SOLICITATION INITIATED BY BENNETT LEBOW AND CARL ICAHN, AND IS SOLICITING REVOCATIONS OF ANY CONSENTS GIVEN TO LEBOW AND ICAHN.

         RJR NABISCO IS COMMITTED TO A SPIN-OFF OF NABISCO.

              . Mike Harper, Steve Goldstone, all of the other directors, and the managements of both the food and tobacco businesses are all committed to a spin-off of Nabisco -- the only question is TIMING.
              . The Board has concluded that an attempt to complete a spin-off at this time would be a grave mistake, potentially exposing the Company and its stockholders to serious injury in pursuit of highly speculative gain.
              . Philip Morris and Loews have also apparently decided not to pursue their publicly discussed spin-off plans at the present time.
              . Many well-regarded security analysts share the view that a spin-off of Nabisco at this time is a bad idea.

         THE REAL PRACTICAL RESULT OF CONSENTING TO THE LEBOW/ICAHN PROPOSALS WOULD BE TO ENCOURAGE THEIR ATTEMPT TO TAKE CONTROL OF RJR NABISCO.

              . The Company believes that LeBow's agenda is to force a combination of his own failing tobacco company, Liggett, with RJR Nabisco's tobacco business. Last year, LeBow sought such a combination on terms that would give his Brooke Group subsidiary a profit of $1 billion.
              . Only after the Board rejected LeBow's proposal did he team up with Icahn in the consent solicitation/proxy contest. LeBow has agreed to pay Icahn $50 million if LeBow merges Liggett with the Company.
              . In light of their past business histories, the Company believes that control of the Company should not be turned over to LeBow and Icahn.













         [RJR Logo]                 OVERVIEW





         THERE IS NO NEED TO SEND A MESSAGE TO THE BOARD BY CONSENTING TO THE LEBOW/ICAHN PROPOSALS.

              . The Board understands that a majority of stockholders favor a spin-off and is working to achieve a spin-off at a time when it is in the best interests of the Company and its stockholders.
              . The Board will not be pressured by LeBow and Icahn into action that it believes is not in the best interest of stockholders and will undermine stockholder value.


         MANAGEMENT'S FIRST PRIORITY IS TO INCREASE STOCKHOLDER VALUE, BUT WITHOUT THE RISK TO THE COMPANY AND ITS STOCKHOLDERS
         PRESENTED BY THE LEBOW/ICAHN PLAN.

              . Management's plan focuses on the fundamentals of the business: growing the profits of the food and international businesses and stabilizing the domestic tobacco business.
              . The LeBow/Icahn proposals merely divert management's attention from the business, and consenting to these proposals would only prolong this diversion.















































                                    Section II










                               THREE BASIC CRITERIA
                                  FOR A SPIN-OFF

























         [RJR logo]    THREE BASIC CRITERIA FOR A SPIN-OFF






         FOR A SPIN-OFF TO BENEFIT THE COMPANY AND ITS SHAREHOLDERS, IT MUST SATISFY THREE BASIC CRITERIA. THE LEBOW/ICAHN PLAN DOES NOT SATISFY THESE THREE CRITERIA.

              . The spin-off must avoid costly litigation delays and protracted uncertainty.

              . The spin-off must preserve the financial integrity of both the tobacco and food businesses.

              .    The spin-off must be tax-free.








































         [RJR logo]    THREE BASIC CRITERIA FOR A SPIN-OFF






         CRITERION ONE:  AVOID COSTLY LITIGATION DELAYS AND PROTRACTED
         UNCERTAINTY

         LEBOW HAS OVERSIMPLIFIED THE LEGAL ISSUES OF A SPIN-OFF AND IGNORED THE CONSEQUENCES TO THE COMPANY OF ATTEMPTING A SPIN-OFF NOW.

              . The current tobacco litigation environment is hostile to a spin-off.

                   - Tobacco plaintiffs' lawyers have stated that they will seek to enjoin an immediate spin-off. Such attempts to enjoin the spin-off could be made in many different courts and would likely result in protracted litigation. An injunction in only one of the cases could tie up a spin-off for years.

                   - Even if an injunction were not granted, the Company believes that these plaintiffs' lawyers could be expected to pursue claims attacking the spin-off for years. This would place a cloud over the validity of the transaction and depress the value of the stocks of both Nabisco and the Company.

                   - Litigation could involve claims directly against the Company's stockholders.

                        .    In In re Integra Realty Resources, an
                             institutional stockholder was named as a representative defendant for a class action against stockholders in an action alleging that the spin-off of Integra's shares of ShowBiz Pizza Time, Inc. was a fraudulent conveyance.















         [RJR logo]    THREE BASIC CRITERIA FOR A SPIN-OFF






         CRITERION ONE:  AVOID COSTLY LITIGATION DELAYS AND PROTRACTED
         UNCERTAINTY

              . Risk that the LeBow/Icahn plan could be an intentional fraudulent conveyance:

                   - LeBow/Icahn have ignored the applicability of the law of intentional fraudulent conveyance (which prohibits an immediate spin-off for the purpose of protecting the food company and its assets from potential liabilities of the tobacco company) to their immediate spin-off plan.

                   -    The Company believes that LeBow/Icahn's
                        statements that the intent of their proposal is to alleviate "investors' concerns about potential tobacco liabilities" are likely to lead to claims that their proposed immediate spin-off is an intentional fraudulent conveyance.

                   - The "experts" cited by LeBow/Icahn only discuss constructive fraudulent conveyance (which requires a finding that the spin-off either be made while the Company was insolvent or cause the Company to become insolvent); they do not address intentional fraudulent conveyance, which does not depend on solvency.

              . As the litigation environment improves, the Company expects it will be able to consider a spin-off in 1998.

                   - The industry has been involved in a wave of new types of litigation, including class actions and Medicare/Medicaid claims by attorneys general.

                   -    A decision concerning the appeal of
                        certification of the Castano class is expected in spring/summer 1996 and decisions clarifying the status of state Medicare/Medicaid suits are expected by late 1997/early 1998. Decertification of a tobacco plaintiff class action and a favorable decision on an attorney general lawsuit would set precedents for future actions, thereby reducing market uncertainty on tobacco litigation.




         [RJR logo]    THREE BASIC CRITERIA FOR A SPIN-OFF






         CRITERION ONE:  AVOID COSTLY LITIGATION DELAYS AND PROTRACTED
         UNCERTAINTY

                   -    The litigation environment is improving
                        generally for mass tort and class action lawsuits, as shown by state and congressional tort reform. The Company believes that tobacco companies are likely to benefit from the decline of the class action/litigation tidal wave.


              . Costly and distracting litigation could also be pursued by purchasers of the Company's and RJRN's securities that have relied upon the Company's commitments that it would not spin off Nabisco.




































         [RJR logo]    THREE BASIC CRITERIA FOR A SPIN-OFF






         CRITERION ONE:  AVOID COSTLY LITIGATION DELAYS AND PROTRACTED
         UNCERTAINTY

         . MANY INDUSTRY ANALYSTS AGREE WITH THE COMPANY THAT THERE ARE SIGNIFICANT LITIGATION RISKS.(1)

                   - "The LeBow spin-off proposal is NOT likely to enhance shareholder value yet burdens RN with great risk. Prudently, existing management is likely to add value by spinning off Nabisco in a lower risk environment. Support existing management. LeBow/Icahn discount the risk of fraudulent conveyance, RN's commitment to bondholders and a likely loss of RJR's tobacco division's investment grade rating on a too hasty spin-off." Martin Feldman in January 24, 1996 Smith Barney First Call Report.

                   - "We believe that the LeBow/Icahn proposals would involve significantly greater degrees of risk. The risk associated with fraudulent conveyance is likely to diminish during the course of the next two years as the legal environment provides additional clarity. The risk of fraudulent conveyance is one that has been considered by existing management, by KKR (previous owners of the company) and other tobacco companies. To date, the fraudulent conveyance threat/risk has provided a sufficient deterrent to prevent a similar spin-off from occurring within other tobacco companies. Plaintiffs in the outstanding litigation have already threatened to initiate fraudulent conveyance claims if Nabisco is spun off." Martin Feldman in December 13, 1995 Smith Barney report.

                   - "Risks remain in moving forward w/ spin-off...Even though RJR Nabisco is confident that it would ultimately be victorious if it moved forward with a spin-off, there are significant risks involved (which would likely weigh heavily on both the board and on RJR Nabisco's shareholders should they be asked to vote via a consent solicitation). Specifically: 1) RJR Nabisco would likely face multiple lawsuits; 2) Many of which would likely be filed in unfriendly jurisdictions; 3) There would likely be many years of litigation; 4) It is possible that RJR Nabisco would receive an unfavorable legal judgment that would place significant limitations on its ability to transfer funds to shareholders. For example, a court could potentially block RJR Nabisco's ability to pay common dividends to shareholders until the currently outstanding class-action lawsuits are resolved (based on the theory that common dividends and asset spin-offs are similar shareholder distributions); and 6) [sic] RJR Nabisco is confident in its corporate veil and in its legal position to successfully move forward with a spin-off. However, legal decisions do not always go as planned (the recent certification of tobacco class action lawsuits), and the company and directors would subject themselves to significant risk." David Adelman in October 30, 1995 Dean Witter First Call Report.

         Note:     (1)  No permission has been sought or received
                        to quote from, or refer to, published
                        materials cited in this document.

         [RJR logo]    THREE BASIC CRITERIA FOR A SPIN-OFF






              CRITERION ONE:  AVOID COSTLY LITIGATION DELAYS AND
              PROTRACTED UNCERTAINTY

                        - "Spin-off doesn't appear timely...First, there is risk given current tobacco litigation circumstances that a court could not only enjoin RJR from distributing the NA stock, but also indefinitely interfere with cash dispositions related to other business affairs (i.e., a dividend increase)...Second, and probably more importantly, shareholders apparently would not be able to eliminate the exposure of the distributed NA stock to potential tobacco liability claims for an indeterminate period even if a spin was not enjoined. The exposure would apparently travel with the asset and remain a risk factor that is discounted until statutes of limitations lapse...Even if there is value to be freed, it doesn't seem likely that an investor can count on capturing it in any event until legal matters improve." Marc Cohen in October 9, 1995 Goldman Sachs report.

                   - "Significant hurdles complicating such a move include the potential claims of fraudulent conveyance, existing board resolutions committing RJRN to not spin-off Nabisco prior to 1997, and certain covenants in its existing bank credit agreement....Should RJRN spin-off
                        Nabisco, Fitch believes that the magnitude and intensity of tobacco litigation against RJ Reynolds could increase substantially as potential judgment creditors attempt to preserve their ability to recapture the value represented by the Nabisco shares transferred out of the company." Thomas Hoens in November 3, 1995 Fitch Investors report.











         [RJR logo]    THREE BASIC CRITERIA FOR A SPIN-OFF






         CRITERION TWO: PRESERVE FINANCIAL INTEGRITY OF THE FOOD AND TOBACCO BUSINESSES

              .    The Company's public commitments:

                   - In the prospectus for the Nabisco public offering, the TOPrS exchange offer, the Company's debt exchange offer and numerous other offerings, the RJR Board publicly committed not to spin off Nabisco before December 31, 1996 and not before December 31, 1998 if it would cause RJRN or Nabisco debt to be below investment grade.

                   - These commitments were made for the benefit of stockholders. The restructuring that was accomplished at the time the commitments were made enabled the Company to reinstitute dividends on its common stock and reduce its debt cost of capital, thereby increasing the Company's current cash flow and net income.

                   - The Company believes that it must honor its prior commitments in order to retain the ability to make credible commitments in the future to enable it to effect transactions that may enhance stockholder value.

                   - An immediate spin-off could result in lawsuits from purchasers and sellers of the Company's and RJRN's securities who have relied on the Company's public commitments.

                   - LeBow/Icahn's willingness to have the Company break its commitments should cause stockholders to question the reliability of LeBow/Icahn's own commitments to the Company and its stockholders.














         [RJR logo]    THREE BASIC CRITERIA FOR A SPIN-OFF






         CRITERION TWO: PRESERVE FINANCIAL INTEGRITY OF THE FOOD AND TOBACCO BUSINESSES

              . The Company believes that the announcement of an immediate spin-off would likely lead to the loss of the Company's investment grade rating.

                   -    A number of independent analysts agree:

                        .    "A decision to spin off the remaining
                             investment in Nabisco would have obviously negative implications for RJRN's bondholders." Alexander Bing in a Donaldson, Lufkin & Jenrette High Grade Credit Research report, August 1995.

                        . "Separating Nabisco would most likely cause RJR's tobacco division to lose its investment grade rating. Currently, RJR has a BBB- rating. This would likely fall to junk level without Nabisco's assets." Martin Feldman of Smith Barney in a January 18, 1996 First Call Report.

                        . "In the unlikely event that an early spin-off of Nabisco is approved RJRN's
                             'BBB-' rating would suffer." Thomas Hoens in a Fitch Investors Service Report,
                             November 3, 1995.

                        . A "near-term spinoff of [Nabisco] could see it lose its investment-grade rating, which would send its bond prices lower." Mark Egan, in Reuters, Limited, November 8, 1995.

                        .    "We believe that improved US and
                             international tobacco operating trends are required to prevent a debt ratings reduction upon a breakup." Anton Brenner in an UBS Securities report, October 25, 1995.

                        . Even Gary Black, an analyst cited by the LeBow/Icahn Group, states that he "agree[s] that a standalone Tobacco would likely be downgraded from BBB (low investment-grade) to BB (speculative) if the spin-off was completed at the end of this year, particularly given the unresolved class action issues." Gary D. Black and Jon F. Rooney in Bernstein Research--Weekly Notes, November 6, 1995.

         [RJR logo]    THREE BASIC CRITERIA FOR A SPIN-OFF






         CRITERION TWO: PRESERVE FINANCIAL INTEGRITY OF THE FOOD AND TOBACCO BUSINESSES

                   - The LeBow/Icahn credit analysis ignores the fundamental issue that a smaller, pure tobacco company requires significantly better coverage ratios than a larger, diversified tobacco and food company. A smaller, pure tobacco company with RJR Nabisco's current credit statistics likely would not be investment grade.

                   - The loss of the Company's investment grade rating would increase the Company's cost of capital, which would adversely affect its borrowing ability, freedom of action in capital markets and dividend policy.



































         [RJR logo]    THREE BASIC CRITERIA FOR A SPIN-OFF






         CRITERION THREE:  TAX-FREE SPIN-OFF

              . In order for a spin-off to qualify for tax-free status, the IRS requires that it must serve a VALID BUSINESS PURPOSE.

                   - The Company believes that an eventual spin-off of Nabisco will be tax-free because the reasons it has considered for the spin-off are similar to reasons which in the past have been approved by the IRS as valid corporate business purposes.

              . Treasury Regulations state unequivocally that increasing stockholder value is not a valid business purpose for a tax-free spin-off.

                   - LEBOW/ICAHN HAVE REPEATEDLY INDICATED THAT THE PRIMARY PURPOSE OF THEIR PROPOSED IMMEDIATE SPIN-OFF IS TO INCREASE STOCKHOLDER VALUE OR TO SPIN OFF NABISCO TO MAKE IT A MORE ATTRACTIVE TAKEOVER CANDIDATE. SUCH STATEMENTS COULD JEOPARDIZE THE TAX-FREE STATUS OF AN IMMEDIATE SPIN-OFF.

              . The Company's primary motivation for a spin-off is not the increase in the respective stock prices of the Company and Nabisco that could accompany such a transaction. Indeed, the Company does not believe that an immediate spin-off of Nabisco is likely to result in stock valuation increases in the range suggested by LeBow and Icahn.








































                                   Section III










                     LEBOW/ICAHN INFLATED STOCK PRICE CLAIMS


























         [RJR logo]  LEBOW/ICAHN INFLATED STOCK PRICE CLAIMS






         WELL RESPECTED ANALYSTS HAVE EXPRESSED THE VIEW THAT THE VALUE OF A SPIN-OFF IS MUCH MORE MODEST THAN THAT SUGGESTED BY LEBOW/ ICAHN.

              . DAVID ADELMAN, AN ANALYST WITH DEAN WITTER REYNOLDS: reported his view that the incremental value of a Nabisco spin-off was $2-4 per share.(1)

              . MARC COHEN, AN ANALYST WITH GOLDMAN SACHS: reported that "a spin-off of Nabisco may produce only a $2-3 increase in [the Company's] stock price."(2)

              .    FRED TAYLOR, AN ANALYST WITH SALOMON BROTHERS:
                   stated that "I'm not convinced that [the value of the shares] would go up if tobacco gets a less than investment grade rating and if you end up with a lot of lawsuits to stop such a spin-off."(3)

         Notes:    (1)  He indicated that he had assumed that the spun-
                        off Nabisco shares would trade at the same price as the Nabisco shares that are currently publicly traded and that, after the spin-off of Nabisco, the shares of the Company would trade at a somewhat lower trading multiple than the current trading multiple, reflecting the value of the Company's remaining tobacco business.
                        October 30, 1995 First Call Report.

                   (2) He further stated that he did not share the view of some market participants that the Nabisco shares held by the Company were "currently discounted in the RN valuation equation as a result of indirect tobacco litigation exposure" and noted that in any event, contrary to the assertion of LeBow/Icahn, a spin-off would not remove any perceived tobacco taint. Mr. Cohen assumed that after the spin-off the stand-alone tobacco company would have a dividend of $1.50/ share, but could not support a substantial increase in dividends without potentially jeopardizing its investment grade rating and without scaling back tobacco initiatives, thereby increasing its vulnerability to competitors. November 1, 1995 First Call Report. The Company has from time to time obtained investment banking services from certain of the investment banks referred to in this document, including Goldman Sachs which among other things was the lead underwriter in the initial public offering of the Nabisco shares.

                   (3)  Article in Knight-Ridder news service, November
                        1, 1995.



         [RJR logo]  LEBOW/ICAHN INFLATED STOCK PRICE CLAIMS






         LEBOW/ICAHN HAVE TAKEN ANALYSTS' QUOTES OUT OF CONTEXT IN AN ATTEMPT TO MISLEAD STOCKHOLDERS INTO THINKING THAT AN IMMEDIATE SPIN-OFF WOULD RESULT IN SIGNIFICANT STOCK PRICE INCREASES.

              .    The $60.50 value that LeBow/Icahn attribute to Ronald
                   B. Morrow is Morrow's break-up valuation for RJR Nabisco, not a spin-off valuation. Rodman & Renshaw Research Report, dated September 26, 1995. In a subsequent report, Morrow stated that he would not expect an immediate spin-off to increase the Company's stock price beyond the "mid-$30's." Rodman & Renshaw Research Report, dated December 6, 1995.

              . LeBow/Icahn also failed to tell you that Diana Temple, another analyst they cite in support of a significant stock price increase, has qualified her view with the statement that "[w]e do not believe a spin-off of tobacco is likely in 1996 because of uncertainty on litigation." Salomon Brothers Inc Research Report, dated December 6, 1995.



















































                                    Section IV










                     LEBOW/ICAHN INFLATED SPIN-OFF VALUATION


























         [RJR logo]  LEBOW/ICAHN INFLATED SPIN-OFF VALUATION






         THE LEBOW/ICAHN SPIN-OFF VALUATION CONTAINS SEVERAL FUNDAMENTAL FLAWS AND SIGNIFICANTLY OVERSTATES THE VALUE CREATION POTENTIAL OF A SPIN-OFF. THEIR "PIE-IN-THE-SKY" VALUATION (WHICH CONCLUDES THAT RJR TOBACCO AND NABISCO "COULD" TRADE FOR $22 AND $25 PER RN SHARE, RESPECTIVELY, OR $47 IN TOTAL) EXCEEDS EVEN THE MOST OPTIMISTIC VALUATION OF AN IMMEDIATE SPIN-OFF OF THE INDEPENDENT ANALYSTS THEY CITE.

         . There are a number of conceptual flaws in their methodology, including those discussed on the following pages:

              - The 5.5x and 7.5x tobacco multiples LeBow/Icahn have chosen to apply to each business are not justified by the "comparables" they have identified.
              - LeBow/Icahn do not adequately explain why $5-6 billion of value would be created by a spin-off.

         . With respect to their $47 valuation, LeBow said: "we really believe it and so do most of the other analysts."(1) THIS IS NOT TRUE. LEBOW/ICAHN HAVE NOT CITED ONE INDEPENDENT TOBACCO ANALYST THAT AGREES WITH THEIR PIE-IN-THE-SKY VALUATION OF AN IMMEDIATE SPIN-OFF.
























         Note:     (1)  Business Insiders interview, January 18,
                             1996.


         [RJR logo]  LEBOW/ICAHN INFLATED SPIN-OFF VALUATION






         THE MULTIPLES LEBOW/ICAHN HAVE CHOSEN TO APPLY TO EACH BUSINESS HAVE BEEN PULLED FROM THIN AIR AND ARE NOT JUSTIFIED BY THE "COMPARABLES" THEY HAVE IDENTIFIED.

         . For example, LeBow/Icahn base their Tobacco valuation of $22 (a 79% premium over the "imbedded" $12 valuation of Tobacco in RJR Nabisco's stock price as of 1/17/96 based on Nabisco and RN stock prices as of that date) on seemingly arbitrary multiples of 5.5x and 7.5x LTM EBITDA for the domestic and international businesses, respectively.

              - They do not explain how either of these multiples bears any relation to the multiples of the
                   "comparable" companies they have identified.
              -    They implicitly assume that the equity market will
                   value RJR Tobacco at a higher multiple than is
                   ascribed to all of RJR Nabisco today. In other words, LeBow/Icahn seem to believe that a spin-off would cause stockholders to ascribe a higher multiple to RJR's Tobacco earnings without Nabisco than with it. This contradicts their own analysis that food stocks trade at substantially higher multiples than tobacco stocks.
              - None of their "comparable" companies are truly comparable to RJR Tobacco. All of the companies with a U.S. cigarette business are highly diversified, and their multiples reflect the benefit of the other, higher-multiple businesses. Because the U.S. business accounts for approximately two-thirds of RJR Tobacco's earnings, the other so-called "comparable" companies are irrelevant to a valuation of RJR Tobacco.

         . In order to accept the LeBow/Icahn analysis, one must assume that the standalone tobacco company would trade at multiples to earnings very similar to the multiples at which the Company trades today, despite (i) having greater proportional exposure to tobacco liabilities, (ii) removing a $6 billion food company from its assets, and
              (iii) the fact that the standalone tobacco company would likely have a junk credit rating.



         [RJR logo]  LEBOW/ICAHN INFLATED SPIN-OFF VALUATION






         LACK OF EVIDENCE SUPPORTING THE CREATION OF $5-6 BILLION OF
         VALUE

         THE COMPANY BELIEVES THAT IT IS NOT LIKELY THAT SIGNIFICANT "HIDDEN VALUE" WOULD BE RELEASED BY A SPIN-OFF.

         . LeBow/Icahn do not adequately explain why the mere act of separating these businesses would create $5 to $6 billion of value. LeBow/Icahn offer the following arguments:

              -    Argument:  "Management Benefits"

                   Fact: Each of the Company's businesses is operated largely independently today. The Company believes that it is unlikely that the management benefits of separating the companies will translate into a significant increase in share price.

              - Argument: "Valuation Benefits" -- Nabisco would be freed from the tobacco issues of RJR Nabisco.

                   Fact: Nabisco's publicly traded shares do not trade at any kind of "tobacco issue" discount. Potential tobacco litigants have no direct claims against Nabisco's properties or against the currently publicly traded shares, regardless of whether Nabisco is spun off.(1)

              - Argument: "Information Benefits" -- Analysts would better understand the businesses.

              - Fact: Although this is frequently cited as a key source of value creation in spin-offs, in RJR Nabisco's case, the food and tobacco businesses already have separate reporting. It is ridiculous to suggest that following a spin-off total RJR Nabisco stockholder value will skyrocket because analysts have greater access to information about the food or tobacco businesses.





         Note:     (1)  The potential fraudulent conveyance claims
                        against stockholders would be made to seek recovery from the Company's stockholders of the Nabisco stock received in the LeBow/Icahn immediate spin-off. Such claims would not seek recovery of the Nabisco stock currently held by Nabisco's public stockholders which was sold by the Company to such holders.






















                                    Section V










                         THE NON-EXISTENT "LEBOW PREMIUM"


























         [RJR logo]     THE NON-EXISTENT "LEBOW PREMIUM"







         LEBOW/ICAHN CLAIM THAT THEIR INVOLVEMENT WITH THE COMPANY HAS RESULTED IN A SIGNIFICANT INCREASE IN THE COMPANY'S STOCK PRICE -- THE SO-CALLED "LEBOW PREMIUM." THE FACTS DO NOT NECESSARILY SUPPORT THEIR ASSERTION.

              . The only benefit resulting from their involvement is the spotlight it has put on the Company's strategic plan and performance. The Company believes that the current stock price results from its ability to seize this opportunity to convey a clear and positive strategic message.

              . RJR Nabisco has clearly identified for the investment community its business plans and the criteria which must be met to undertake a spin-off of Nabisco.

              . The Company's stock price has benefited from an improving market for tobacco companies generally.

              .    Tobacco companies with strong brands, like RJR
                   Nabisco and Philip Morris, have been able to maintain, if not strengthen, market share relative to generic manufacturers/distributors.

              . The naming of Steve Goldstone as CEO has been favorably received by investors and has had a positive impact on the stock price. On the day his appointment was announced, the Company's stock price increased from $29.375 to $30.25. Goldstone's focus on stockholder value and his reinvestment and payout policies continue to enhance the stock price.



















         [RJR logo]     THE NON-EXISTENT "LEBOW PREMIUM"






              .    Martin Feldman of Smith Barney agrees:

                        - "LeBow/Icahn remind shareholders that RN was trading at $26.75 before their involvement. They fail to point out that RN's share price jumped almost $1.00 on the appointment of the new CEO Steve Goldstone on Dec. 4. They fail to make clear that even once the market was informed that both LeBow and Icahn had Hart Scott Rodino clearance, the stock price fell from a high of $33 to $28.50 on December 1, 1995.

                             In our opinion the recent appreciation in the RN price is largely due to the market considering stronger EPS growth in 1996, the appointment of Steve Goldstone as CEO and his sensitivity to enhancing shareholder value as well as strong demand for RN stock. Remember, LeBow/Icahn have bought 4.8% of RN in this period. We do not ascribe more than one third of the recent price appreciation to LeBow/Icahn." January 24, 1996 First Call Report.

              . LeBow/Icahn have not offered pay a premium to purchase your stock. They have simply asserted that stockholders should trust the judgment of Lebow and Icahn over that of the Board.






















         [RJR logo]     THE NON-EXISTENT "LEBOW PREMIUM"






         . THE TOBACCO SECTOR, PARTICULARLY COMPANIES WITH STRONG BRAND NAMES SUCH AS RJR NABISCO AND PHILIP MORRIS, HAS EXPERIENCED STOCK PRICE APPRECIATION IN THE LAST FIVE MONTHS.

                                    PRICE ON
                              --------------------


                              8/28/95      1/17/96     % CHANGE IN PRICE
                              -------      -------     -----------------

         RJR Nabisco          $26.75       $33.00             23.4%

         Philip Morris         74.50        91.00             22.2

         Loews                 65.56        78.75             20.1

         S&P 400              659.69       706.99              7.2















































                                    Section VI








                            RN OPERATING PERSPECTIVES
































         [RJR logo]         RN OPERATING PERSPECTIVES







         LEBOW/ICAHN'S ARGUMENTS IGNORE THE COMPANY'S RECENT HISTORY.

                   The LBO. For the past 6 years, the Company has been coping with the adverse effects of more than $29 billion of debt incurred in the 1989 LBO -- the largest debt-financed buyout in U.S. history. The Company has reduced its debt significantly and increased its stockholders' equity to over $10 billion currently, and now has a strong platform to pursue value-enhancing opportunities.

                   Price War. In the face of this debt-reduction effort, the Company's domestic tobacco business suffered, along with the rest of the industry, from the 1993 price war.

                   KKR. After the LBO, KKR had been the principal stockholder of the Company. In late 1994 and through March of 1995, KKR reduced its ownership, in the process doubling the size of the Company's public float. The exit of KKR clearly had a negative impact on the Company's stock performance in 1995.































         [RJR logo]         RN OPERATING PERSPECTIVES







         DECISIVE STEPS HAVE BEEN TAKEN TO IMPROVE THE PERFORMANCE OF THE COMPANY'S BUSINESSES.

             . New Senior Management -- Incentivized to Increase the Value of the Stock. The appointment of Steve Goldstone as the Company's new CEO has been very well received by investors. Goldstone's top priority is to increase the value of RJR Nabisco's stock, and his compensation is closely tied to that goal. He will receive 200,000 shares of restricted stock if the stock price is $43.75 or higher in three years. If the stock is below $43.75, none of this stock vests.

             . New Operating Executives. New executives have been named to run the Company's international tobacco business, the Nabisco Biscuit Company and the marketing of domestic tobacco.




































         [RJR logo]         RN OPERATING PERSPECTIVES







         THE COMPANY'S OPERATING RESULTS HAVE IMPROVED.

              . Favorable Outlook for 1996. Over the 1989-1994 period, the Company's international tobacco business enjoyed a 19% compounded annual growth rate in operating profits and Nabisco enjoyed a 16% compounded annual growth rate in operating profits -- the fastest growth of the major U.S. food companies. Notwithstanding the Company's performance in 1995, the fundamentals of the Company's businesses remain strong, and important improvements in results are expected in the latter part of 1996.

              . International Tobacco. The international tobacco business experienced renewed growth in volume and profits in the fourth quarter of 1995, and the Company expects strong favorable trends throughout 1996.

              . Domestic Tobacco. The domestic tobacco business has put in place new programs to help stabilize full-price market shares, and results for several quarters have confirmed the better trends. Camel remains the fastest growing full-price tobacco product, with Doral among the fastest growing savings brands. New initiatives are being developed to improve trends for Winston and Salem.

              . Nabisco. Nabisco continues to have outstanding results with new products. Together with an improved climate, higher selling prices, the benefits of acquisitions, and more aggressive cost controls, Nabisco management expects that its results in 1996 will be among the strongest in the food industry.







































                                   Section VII








                    LEBOW/ICAHN'S IRRELEVANT SPIN-OFF EXAMPLES




























         [RJR logo] LEBOW/ICAHN'S IRRELEVANT SPIN-OFF EXAMPLES







         LEBOW/ICAHN'S ARGUMENT THAT LEBOW IS ABLE TO DO A SPIN-OFF BECAUSE BROOKE SPUN OFF SKYBOX AND MAI IS INVALID.


         . The SkyBox and MAI spin-offs by LeBow's Brooke Group are not comparable to a spin-off of a major, solvent food company by a major, solvent tobacco and food holding company. Lebow/Icahn's attempt to compare these transactions to a spin-off of Nabisco simply clouds the issues.

         . BOTH OF THESE TRANSACTIONS OCCURRED PRIOR TO THE CERTIFICATION OF A TOBACCO CLASS ACTION IN CASTANO AND THE INSTITUTION OF STATE MEDICARE/MEDICAID LAWSUITS.
              POTENTIAL TOBACCO LIABILITY AS IT RELATED TO THE ISSUE OF THE SOLVENCY OF BROOKE GROUP IN THE LITIGATION SURROUNDING THE SKYBOX SPIN-OFF WAS NEVER EVEN DISCUSSED BY THE COURT WHICH EXAMINED THE TRANSACTION.

         .    SkyBox Spin-off:

              - The purpose of the SkyBox distribution was to reduce Brooke Group's liability with respect to its Contingent Value Rights ("CVRs"). The CVRs were issued as consideration to Brooke stockholders in connection with Brooke's acquisition of Brooke Partners, L.P. The liability on the CVRs would be reduced by the amount of any distributions on Brooke Common Stock.

              - The Board of Directors of Brooke concluded that Brooke would receive "reasonably equivalent value" with respect to the SkyBox spin-off through the reduction in liability of the CVRs, and that the SkyBox spin-off was not a fraudulent transfer. LeBow/Icahn are not suggesting that the Company would receive "reasonably equivalent value" if it spun off Nabisco.

              - CVR holders who held no Brooke common stock received only $0.36 per CVR, in contrast to the $14.45 per CVR they would have received had LeBow not distributed SkyBox shares as a dividend.










        [RJR logo] LEBOW/ICAHN'S IRRELEVANT SPIN-OFF EXAMPLES







         LEBOW/ICAHN'S ARGUMENT THAT LEBOW IS ABLE TO DO A SPIN-OFF BECAUSE BROOKE SPUN OFF SKYBOX AND MAI IS INVALID.


         .    MAI Spin-off:

              - MAI had emerged from bankruptcy shortly before its spin-off from Brooke. Its financial condition cannot be compared with that of Nabisco.

              - The MAI spin-off represented a distribution of approximately 5% of Brooke's assets. (SkyBox had constituted only 10% of Brooke's assets.) These small spin-offs by Brooke cannot be compared with a spin-off of Nabisco by RJR Nabisco, which would represent a distribution of nearly 38% of the Company's assets (as of September 30, 1995).


         LEBOW/ICAHN'S EXAMPLE OF A COMPLETED TRANSFER OF ASSETS BY THE COMPANY IS IRRELEVANT.

              . Each of the transactions described by LeBow/Icahn as part of the $4.2 billion transfer of assets completed by the Company without incurring litigation was made "for value" and therefore did not involve questions of fraudulent conveyance. Stockholders should not be misled by LeBow/Icahn's irrelevant examples.











































                                   Section VIII










                       VIEWS OF PROMINENT TOBACCO ANALYSTS


























         [RJR logo]    VIEWS OF PROMINENT TOBACCO ANALYSTS






         WELL REGARDED TOBACCO ANALYSTS SHARE THE RJR BOARD'S VIEWS OF AN IMMEDIATE SPIN-OFF.

              .    MARC COHEN, AN ANALYST WITH GOLDMAN SACHS:

                   - Cautioned, "Be wary of simple solutions to complex problems." October 9, 1995 First Call Report.

              .    MARTIN FELDMAN, AN ANALYST WITH SMITH BARNEY:

                   - "Recently, shareholders have received consent solicitations from the LeBow/Icahn group asking for their votes in support of an immediate spin-off of Nabisco. We believe that shareholders should not respond to these solicitations. Although we feel an eventual spin-off of Nabisco is likely and may benefit RN shareholders, at the present time we feel the risks are too great due to the following reasons:

                        1)   The risk of a claim of fraudulent
                             conveyance is extremely high.  The
                             plaintiffs in the tobacco liability suits are likely to file an injunction against the spin-off, stating that by spinning off Nabisco, it is depleting its assets that may be needed as payment for existing claims.
                        2) RJR made a commitment to its bondholders promising it would not spin off its 80.5% stake in Nabisco before the end of 1996. Any action which contradicts this commitment may result in additional suits against RN.
                        3) Separating Nabisco would most likely cause RJR's tobacco division to lose its investment grade rating. Currently, RJR has a BBB-rating. This would likely fall to junk level without Nabisco's assets." January 18, 1996 First Call Report (emphasis added).

                   - "We strongly support the RN boards view that to enhance shareholder value, the NA disposal should be timed to minimize the possibility of fraudulent conveyance accusations and/or a downgrade of RNs corporate debt rating." December 13, 1995 First Call Report.

                   - "LeBow/Icahn proposal[s] to RN shareholders are emotive and without merit." January 24, 1996 First Call Report.


                   - Calls LeBow proposal "an imprudent and hasty Nabisco spin-off." December 13, 1995 report.









































         [RJR logo]    VIEWS OF PROMINENT TOBACCO ANALYSTS






         WELL REGARDED TOBACCO ANALYSTS SHARE THE RJR BOARD'S VIEWS OF AN IMMEDIATE SPIN-OFF.

              .    ANTON BRENNER, AN ANALYST WITH UBS SECURITIES:

                   - "We do not believe it would be a good idea to spin off Nabisco Foods to shareholders at the present time, as is advocated by Bennett Lebow, CEO of Brooke Group Ltd., and Carl Icahn, who together reportedly own just under 5% of RJR common stock..." December 11, 1995 Report.

                   - "The two raiders bring little to the party in our estimation. RN in our view intends to spin-off Nabisco in any case, as indicated by the effective separation of the debt and many of the corporate activities of the two companies. In addition, we suspect that the valuation of the tobacco stub might be less if Messrs. LeBow and Icahn had access to RN's tobacco free cash flow of $1-$2 billion than otherwise." September 20, 1995 First Call Report.

















































                                    Section IX











                            LEBOW/ICAHN'S REAL AGENDA

























         [RJR logo]         LEBOW/ICAHN'S REAL AGENDA






         THE COMPANY BELIEVES THAT LEBOW/ICAHN'S REAL MOTIVE IS TO TAKE CONTROL OF THE COMPANY AND CAUSE THE COMPANY TO ACQUIRE LEBOW'S LIGGETT TOBACCO BUSINESS AT AN INFLATED VALUE.

              . The LeBow/Icahn consent solicitation was announced only after the Board rejected LeBow's attempt to merge his failing tobacco business, Liggett, with RJR, at a huge profit to LeBow's Brooke Group.

              . LeBow proposed to value Liggett at many times its real value:

                   SUMMARY OF LIGGETT'S MAY 12 MERGER PROPOSAL
-------------------------------------------------------------------------------
                                      ($MM)
              BROOKE CONTRIBUTES                           BROOKE RECEIVES
---------------------------------------------  --------------------------------
Liggett Group Inc. (Fiscal Year Ended December 31, 1994)

 Income Statement:<F1>    Balance Sheet:        I.  20% of Combined RJR
                                                    Tobacco/Liggett
                                                        Value Estimates


 Sales             $466   Cash             $0
                                                        20% RJR        $769
 EBITDA              42   Total Debt      190           Tobacco<F3>

                                                        20% Liggett    0-18
 Net Income          16   Stockholders' (154)
                          Equity                                     --------
                                                                     $769-787

 Cash Net Income     20                        II.  Preferred Stock     350
 -------------------------------------------   --------------------------------
   Value Estimate:  $0-90<F2>                       Value Estimate: $1,119-1,137
        ---------------------------------------------------------------
                      NET BENEFIT TO BROOKE:  $1,047-1,119

            (IMPLIED COST TO RN STOCKHOLDERS OF $3.18-3.40/SHARE)<F4>
        ---------------------------------------------------------------

    Notes:    <F1> Net income before extraordinary item.  Cash net income equals net income plus amortization.
              <F2> Calculated as the range of a 4.0x multiple of last twelve months EBITDA (less net debt) and a 4.5x multiple of 1994 cash net income. Includes no assumption regarding earnings contribution of Russian investments other than that already included in public financials.
              <F3> Implied mathematical equity value of RJR Tobacco as of May
                   12, 1995.
              <F4> Based on shares outstanding of 329.5MM.  No value
                   attributed to possible synergies from a business combination of RJR Tobacco and Liggett.











































         [RJR logo]         LEBOW/ICAHN'S REAL AGENDA






         THE COMPANY BELIEVES THAT LEBOW/ICAHN'S REAL MOTIVE IS TO TAKE
         CONTROL OF THE COMPANY AND CAUSE THE COMPANY TO ACQUIRE LEBOW'S
         LIGGETT TOBACCO BUSINESS AT AN INFLATED VALUE.


              - The arrangements between LeBow and Icahn provide that Icahn will be paid $50 million if LeBow merges
                   Liggett with RJR.

              - Consenting to the LeBow/Icahn proposal will encourage them to pursue control of the Company.

              - LeBow's proposal is consistent with his past record of self-dealing. Your Board of Directors will not accede to any demand -- whether made during or after the consent solicitation -- that the Company
                   "greenmail" LeBow or Icahn, whether by buying Liggett at an inflated value or in any other form of greenmail.

              .    Many tobacco analysts also question what LeBow/
                   Icahn's real agenda is in pursuing an immediate spin-off.

                   - "Although Mr. LeBow seeks control of RN's tobacco operation, it is unclear what value his proposal would provide to RN's shareholders
                        (other than spinning off Nabisco, which the company could do by itself). Combining the two tobacco companies, for instance, would provide almost no operational or cost-savings benefit to RJR Nabisco." Analyst David Adelman of Dean
                        Witter in an August 31, 1995 Report.

                   -    We propose that LeBow has [four] motives:  (1)
                        to become a significant shareholder in RJR
                        Nabisco by selling Brooke and/or Liggett to RJR
                        Nabisco; (2) to create value at RJR Nabisco by
                        spinning off its Nabisco stake; (3) to enrich
                        himself personally by somehow gaining control of
                        the combined tobacco entity; and (4) to unload a
                        marginal tobacco operation."  Analyst David
                        Adelman of Dean Witter in an August 31, 1995
                        Report.

                   -    "The slate . . . seems on its face to be one
                        that would give LeBow total control of the
                        company and underlines our suspicion that this
                        whole procedure is one to allow LeBow to add
                        value to his Liggett asset."  Analyst Ronald
                        Morrow of Rodman & Renshaw in a November 21,
                        1995 Report.
         [RJR logo]         LEBOW/ICAHN'S REAL AGENDA






                   - "LeBow's interest is still linked to the desire to rid himself of the Liggett investment.
                        Several years ago he tried the same pressure tactics with American Brands in an attempt to induce it to combine Liggett with the American
                        Tobacco brands. However, the loss of share at Liggett is certainly not conducive to generating any interest from any of the major cigarette manufacturers." Analyst Ronald Morrow of Rodman
                        & Renshaw in a September 6, 1995 Report.


                   - "[I]n this analyst's opinion, Messrs. LeBow and Icahn probably possess agendas going far beyond the limited strategy of unlocking shareholder value by no more than spinning off Nabisco.
                        This is indicated by the past actions of both when in control of corporate entities, as well as the tenuous status of Bennett LeBow's current tobacco holdings. It is unlikely that outside shareholders would benefit from whatever strategies are employed by these two investors."
                        Analyst Roy Burry of Oppenheimer & Co., Inc. in a November 15, 1995 Report.

                   -    "We might add that shareholder concerns
                        regarding future dividend increases might be even greater should the dissident shareholders actually gain control of the company in a proxy fight. Whatever Mr. LeBow's and Mr. Icahn's actual intentions, the suspicion remains that it is RJR's ample cash flow, not simply the lure of a potential spin-off, that is attracting them."
                        Anton Brenner of UBS Securities in a December
                        11, 1995 Report.




















         [RJR logo]         LEBOW/ICAHN'S REAL AGENDA






         LEBOW HAS INFORMED THE COMPANY THAT HE INTENDS TO ELECT A SLATE
         OF DIRECTORS TO THE COMPANY'S BOARD.


              . LeBow has proposed a slate of nine directors -- five of whom are officers or directors of entities controlled by LeBow -- to run for election to the Company's Board at the 1996 annual meeting.

              . There is no guarantee that LeBow's hand-picked director nominees would effect an immediate spin-off of Nabisco. However, if his nominees are elected to the Board, LeBow will control the Company.

              .    Questions for stockholders:

                   - Are LeBow's candidates prepared to ignore the conclusions reached by the Company's current board, after consultation with independent tax, legal and financial advisors, that an immediate spin-off of the Company's food business would endanger the interests of stockholders?
                   -    Do LeBow's candidates understand that
                        distributing Nabisco stock to RJR Nabisco stockholders immediately could expose those stockholders -- and not just the Company -- to a tangle of litigation that could go on for years?
                   -    Would LeBow's candidates be inclined to buy
                        Liggett from LeBow or otherwise permit LeBow and Icahn to benefit from "insider" transactions at the expense of the Company's existing stockholders?
                   - LeBow and Icahn have promised not to seek greenmail only during the consent solicitation.
                        Would LeBow's hand-picked directors oppose any attempt by LeBow or Icahn to take greenmail from the Company after the consent solicitation?

              .    CONSENTING TO THE LEBOW/ICAHN PROPOSALS SIMPLY
                   ENCOURAGES LEBOW TO RUN A SLATE AND FURTHERS HIS
                   SCHEME TO SEIZE CONTROL OF THE COMPANY IN ORDER TO
                   SELL HIS FAILING TOBACCO BUSINESS AT AN INFLATED
                   VALUE.  SINCE THERE IS NO NEED TO SEND THE BOARD A
                   MESSAGE CONCERNING THE DESIRABILITY OF A SPIN-OFF,
                   STOCKHOLDERS ARE URGED TO DISCOURAGE LEBOW FROM
                   PURSUING HIS SECRET AGENDA BY REFUSING TO SIGN OR
                   RETURN ANY OF THE LEBOW/ICAHN BLUE CONSENT CARDS.
























                                    Section X










                     LEBOW/ICAHN'S PROPOSED BY-LAW AMENDMENTS


























         [RJR logo]   LEBOW/ICAHN'S PROPOSED BY-LAW AMENDMENTS






         THE SPECIAL MEETING BY-LAW

              . The Company believes that LeBow/Icahn's purpose in seeking this amendment is to get control of the Company without support from a majority of the outstanding voting stock.

                   - At a special meeting, a plurality of voting shares (which theoretically can be one share more than 25% of the outstanding voting shares) can effect corporate action.
                   - In contrast, action by written consent can be taken only with the support of 50% or more of the Company's outstanding voting shares.
                   -    The Company believes that this is part of LeBow/
                        Icahn's plan to seize control and cause the Company to acquire Liggett at an enormous profit to LeBow and Icahn.

              . The Company believes that it is not in the best interests of stockholders to permit a small, dissident group of stockholders to force the Company to take corporate action without the support of a majority vote of the Company's voting stock.

              . Many Fortune 100 companies agree: their charters and by-laws do not permit stockholders to act by written consent or permit a minority group of stockholders to call special meetings.






















         [RJR logo]   LEBOW/ICAHN'S PROPOSED BY-LAW AMENDMENTS






         THE SPECIAL MEETING BY-LAW

              . RJR Nabisco's Charter and By-laws are already far more "stockholder friendly": they permit stockholder action at any time by written consent. Moreover, unlike many Fortune 100 companies, the Company's
                   Board is not classified.

                   - The Company believes that stockholders should not be denied the opportunity to take action of their own initiative and that management should not be insulated from stockholders. Thus, unlike many Fortune 100 companies, the Company allows a majority of stockholders to effect corporate action at any time through written consents.
                   - Voting against the LeBow/Icahn special meeting proposal does not in any way restrict the ability of a majority of stockholders to act through written consents.

              . The Board retained its ability to call special meetings to enable it to respond to, and protect, its stockholders from changing corporate circumstances.

              . The Board adopted the By-law which LeBow and Icahn propose to rescind only after it had received and rejected LeBow's proposal to sell Liggett to the Company at an inflated value. The By-law limits
                   LeBow's ability to coerce the Company into an acquisition of Liggett without support from a true majority of the Company's voting stock.



















         [RJR logo]   LEBOW/ICAHN'S PROPOSED BY-LAW AMENDMENTS






         THE ADMINISTRATIVE PROCEDURES BY-LAW:  LEBOW/ICAHN'S OBJECTION
         TO THIS BY-LAW IS A COMPLETE "RED HERRING."

              . The By-law merely grants stockholders and participants in a solicitation contest the opportunity to understand the administrative procedures to be followed in a consent solicitation, thereby ensuring a fair and orderly process.

              . LeBow/Icahn's only stated objection is that the By-law permits the Board 20 days to set a record date.
                   In fact, the Board set the record date as January 12, 1996, the very date requested by LeBow/Icahn.


























































                                    Section XI










                             WHO ARE LEBOW AND ICAHN?


























         [RJR logo]         WHO ARE LEBOW AND ICAHN?






         BENNETT LEBOW


              . LeBow has been publicly denounced for "emptying companies he controls of their cash and assets.
                   Brooke has poured millions of dollars into the LeBow family coffers through its purchase of assets controlled by Mr. LeBow. And it has financed his high-flying lifestyle with loans and unsecured credit lines amounting to millions of dollars." See article by Stephanie Strom, in The New York Times, August 30,
                   1995.

              .    LeBow received loans or lines of credit from Brooke
                   Group of $5,000,000, $6,515,000, and $1,475,000 in
                   1991, 1992, and 1993.

              . In 1993, a stockholder sued LeBow for obtaining improper funds from Brooke Group. LeBow settled the suit only by agreeing to make payments to Brooke
                   Group, to waive his right to $6,250,000 in preferred dividends and to cap increases of his annual salary over the next four years.

              . Brooke Group was labelled by Fortune magazine as the "Least Admired" company in America in 1994, and ranked in the bottom three companies in all eight attributes of reputation in the survey. See Tricia
                   Welsh in Fortune, February 7, 1994.

              .    LeBow sought to profit at RJR's expense by merging
                   Liggett into RJR at an enormous profit to LeBow.

              . Only after the Board turned that deal down did he team up with Icahn to pursue their consent solicitation/proxy contest.















         [RJR logo]         WHO ARE LEBOW AND ICAHN?






         CARL ICAHN

              .    A well-known corporate raider

              .    Has taken greenmail on many occasions:

                   -    Saxon Industries, Inc. in 1980
                   - Hammermill Paper Co. in 1981, after explicitly pledging not to take greenmail
                   -    Viacom International, Inc. in 1986

              .    Led Trans World Airlines, Inc. into bankruptcy

              . Potential personal gains from this consent solicitation:

                   - Stands to gain 20% of any profits on the Company's Common Stock held by one of Lebow's affiliates
                   -    Gets $50 million if Lebow merges Liggett with
                        RJR Nabisco































         [RJR logo]         WHO ARE LEBOW AND ICAHN?






         QUESTIONS FOR STOCKHOLDERS:

         . Given the background of LeBow and Icahn, and their apparent willingness to use the spin-off valuations of independent analysts out of context, can you really rely on their assessment of the value of an immediate spin-off?

         . The current Board has a fiduciary duty to protect your interests. LeBow and Icahn do not. Whom do you trust more?

         . LeBow and Icahn are ready to break the Company's public commitments about the timing for a spin-off. How much faith do you have in the pledges which LeBow and Icahn have given to you?

         . In light of their prior business activities, and the agreements which they have made between each other, do you believe that LeBow and Icahn have told you their true motives for making their consent solicitation?










































                                   Section XII



















                                    CONCLUSION


























         [RJR logo]                CONCLUSION






         THE BOARD OF DIRECTORS OF RJR NABISCO UNANIMOUSLY OPPOSES THE
         LEBOW/ICAHN SOLICITATION.

              . Your Board and your management team are committed to improving stockholder value as their highest priority.

              . As part of that commitment, your Board and your management are committed to effecting a spin-off as soon as it is prudent and likely to be in the best interest of the Company and its stockholders.

              . In the opinion of the Company's management, trying to effect a hasty spin-off today would permanently impair stockholder value and create more problems than it solves.

              . By withholding consent, stockholders will be sending a message that they support the Company's current commitment to effect a spin-off in a prudent manner and not in the reckless manner suggested by LeBow and Icahn.

              . By withholding consent, stockholders will also be sending a message to LeBow and Icahn that the stockholders of RJR Nabisco are not vulnerable targets of opportunity and that they are not willing to play into the hands of LeBow and Icahn by supporting an agenda which could lead to their gaining control of the Company, which we believe has been their ultimate objective all along.

              . By withholding consent, stockholders will be supporting management's priority focus on improving the fundamentals of the business and stockholder value, as well as the Company's commitment to effect a spin-off at a time when it is in the best interest of the Company and its stockholders.

              IN VIEW OF THEIR PAST HISTORY OF SELF-DEALING (LEBOW),
              GREENMAIL (ICAHN) AND BANKRUPT COMPANIES (BOTH) AND THEIR
              EXPRESS INTENTION TO CAUSE THE COMPANY TO VIOLATE ITS
              COMMITMENTS, THE COMPANY BELIEVES THAT NO STOCKHOLDER
              SHOULD SUPPORT ANY OF THE LEBOW/ICAHN PROPOSALS, AND THAT
              STOCKHOLDERS WITH FIDUCIARY RESPONSIBILITIES SHOULD BE
              ESPECIALLY WARY OF SUPPORTING LEBOW AND ICAHN.































                                    [RJR logo]

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